PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces First Quarter 2012 Financial Results
Continued Strong Growth in Unified Communications Revenues; Office and Contact Center Grows 11% Compared with Strong Prior Year Results

SANTA CRUZ, CA - August 1, 2011 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2012 net revenues of $175.6 million compared with net revenues of $170.7 million in the first quarter of fiscal year 2011 and above the guidance range of $168 million - $173 million provided on May 3, 2011. Plantronics' GAAP diluted earnings per share was $0.56 in the first quarter of fiscal year 2012 compared with $0.52 in the same quarter of the prior year and guidance of $0.46 to $0.50.  Non-GAAP diluted earnings per share for the first quarter of fiscal year 2012 was $0.62, up 7% compared with $0.58 in the same quarter of the prior year and higher than previously provided guidance of $0.52 to $0.56. The difference between GAAP and non-GAAP diluted earnings per share for the first quarter of fiscal year 2012 includes stock-based compensation charges and purchase accounting amortization, both net of the associated tax impact.

“We started fiscal 2012 with strong year over year growth in our Office and Contact Center ('OCC') business in all geographies, in part driven by Unified Communications ('UC'),” stated Ken Kannappan, President & CEO.  “Product revenues related to UC deployments grew by 91% compared with the prior year quarter and we remain very optimistic about the UC market and continue to invest accordingly.”

“We finished the quarter with $386.3 million in cash, cash equivalents and short & long term investments after spending $110 million on repurchases of our common stock, inclusive of $100 million paid under the accelerated share repurchase program we announced in May. We generated approximately $19 million in cash flow from operations in the first quarter of fiscal year 2012 and continue to have a very strong financial position,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Improved economic conditions and the market trend toward UC products drove an 11% increase in net revenues of OCC products in the first quarter of fiscal 2012 compared to the same period in the prior year. OCC net revenues were $131 million in the first quarter of fiscal 2012 compared with $117.6 million in the first quarter of fiscal year 2011. Revenues of UC products were $18.8 million for the first quarter of fiscal year 2012 compared with $9.8 million in the first quarter of fiscal year 2011.

Mobile net revenues were $32.2 million in the first quarter of fiscal year 2012, a decrease of 17% from $38.7 million in the first quarter of fiscal year 2011 as a result of some market share loss in the U.S. and overall weakness in the product category offset in part by international revenue growth.

GAAP operating income in the first quarter of fiscal year 2012 was $35.0 million resulting in an operating margin of 20.0%. This compares to GAAP operating income of $35.9 million and an operating margin of 21.0% in the prior year quarter. Non-GAAP operating income in the first quarter of fiscal year 2012 was $39.4 million which resulted in a non-GAAP operating margin of 22.4% compared to previously provided guidance of non-GAAP operating income of $34 million to $37 million.

On May 9, 2011, Plantronics announced that it entered into two separate accelerated share repurchase agreements with Goldman, Sachs & Co. (“Goldman”) to repurchase an aggregate of $100 million of Plantronics' common stock under an accelerated share repurchase program (“ASR”), as part of a 7 million share repurchase authorization announced on May 3, 2011. During the current quarter, Plantronics received approximately 2.1 million shares from Goldman and may receive additional shares or may be required to make an additional payment or deliver shares to Goldman at the completion of the program, which we expect to be in January 2012, but may be sooner. Plantronics' diluted shares outstanding declined by 1.4 million shares sequentially, primarily as a result of the ASR, and actual diluted shares outstanding were 48.1 million compared with guidance of approximately 49 million. The guidance estimate for the first quarter of fiscal 2012 did not include the benefit of shares received under the ASR.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

The September quarter tends to be characterized by a slowdown in incoming purchase orders during July which intensifies in August, but historically, the level of incoming orders picks up strongly at the beginning of September. This pattern tends to be particularly true in our higher margin OCC business. This historical September quarter trend is included in our model for forecasting the second quarter net revenues.

Plantronics' business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Subject to the foregoing, we are currently expecting the following range of financial results for the second quarter of fiscal year 2012:

•	Net revenues of $172 million - $177 million;

•	GAAP operating income of $32 million to $35 million;

•	Non-GAAP operating income of $37 million to $40 million;

•	Assuming approximately 47.4 million diluted average weighted shares outstanding:

•	GAAP diluted earnings per share of $0.51 to $0.56;

•	Non-GAAP diluted earnings per share of $0.58 - $0.63; and

•	Diluted earnings per share cost of stock-based compensation to be approximately $0.07.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its press release announcing its second quarter fiscal year 2012 results or by other public disclosure. Any other statements speculating on the progress of the second quarter fiscal year 2012 will not be based on internal information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend will be payable on September 9, 2011 to stockholders of record at the close of business on August 19, 2011.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss first quarter fiscal year 2012 results. The conference call will take place today, August 1, 2011 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #76926828 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously webcast at www.plantronics.com under Investor Relations, and the webcast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

Plantronics has excluded non-recurring transactions and non-cash expenses and charges including stock-based compensation expenses related to stock options, restricted stock and employee stock purchases and purchase accounting amortization from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin and the non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of Plantronics' target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, but non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, operating income, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our outlook for the UC market (ii) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal 2012, including net revenues, operating income and diluted earnings per share; (iii) our estimated diluted earnings per share cost of stock-based compensation for the second quarter of fiscal 2012; (iv) our estimate of the diluted weighted average shares outstanding in the second quarter of fiscal 2012, (v) trends and our predictions regarding ordering patterns for the second quarter of fiscal 2012, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted; and (vi) the results and timing of our accelerated share repurchase program;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 31, 2011, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited GAAP to Non-GAAP Consolidated Statements of Operations Reconciliations for the Three Months ended June 30, 2011 and June 30, 2010

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Simply Smarter Communications and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2011	2010

Net revenues	$175,600	$170,685
Cost of revenues	81,542	81,237
Gross profit	94,058	89,448
Gross profit %	53.6%	52.4%

Research, development and engineering	16,906	14,901
Selling, general and administrative	42,116	38,686
Total operating expenses	59,022	53,587
Operating income	35,036	35,861
Operating income %	20.0%	21.0%

Interest and other income (expense), net	641	(382)
Income before income taxes	35,677	35,479
Income tax expense	8,946	9,533
Net income	$26,731	$25,946

% of net revenues	15.2%	15.2%

Earnings per common share:
Basic	$0.57	$0.54
Diluted	$0.56	$0.52

Shares used in computing earnings per common share:
Basic	46,688	48,128
Diluted	48,060	49,714

Effective tax rate	25.1%	26.9%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2011	2011
ASSETS
Cash and cash equivalents	$202,747	$284,375
Short-term investments	127,058	145,581
Total cash, cash equivalents and short-term investments	329,805	429,956
Accounts receivable, net	108,516	103,289
Inventory, net	57,697	56,473
Deferred income taxes	11,753	11,349
Other current assets	15,073	16,653
Total current assets	522,844	617,720
Long-term investments	56,462	39,332
Property, plant and equipment, net	71,542	70,622
Goodwill and purchased intangibles, net	14,665	14,861
Other assets	2,056	2,112
Total assets	$667,569	$744,647
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$27,311	$33,995
Accrued liabilities	53,769	59,607
Total current liabilities	81,080	93,602
Deferred tax liability	3,550	3,526
Long-term income taxes payable	13,036	11,524
Other long-term liabilities	1,112	1,143
Total liabilities	98,778	109,795
Stockholders' equity	568,791	634,852
Total liabilities and stockholders' equity	$667,569	$744,647

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30, 2011
	GAAP	Excluded		Non-GAAP

Net revenues	$175,600	$—		$175,600
Cost of revenues	81,542	(671)	(1)	80,871
Gross profit	94,058	671		94,729
Gross profit %	53.6%			53.9%

Research, development and engineering	16,906	(947)	(2)	15,959
Selling, general and administrative	42,116	(2,757)	(1)	39,359
Total operating expenses	59,022	(3,704)		55,318
Operating income	35,036	4,375		39,411
Operating income %	20.0%			22.4%

Interest and other income (expense), net	641	—		641
Income before income taxes	35,677	4,375		40,052
Income tax expense	8,946	1,356	(3)	10,302
Net income	$26,731	$3,019		$29,750

% of net revenues	15.2%			16.9%

Diluted earnings per common share	$0.56			$0.62
Shares used in diluted earnings per share calculations	48,060			48,060

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(2)	Excluded amount represents stock-based compensation.

(3)	Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, tax benefits from the expiration of certain statutes of limitations, and restructuring and other related charges. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30, 2010
	GAAP	Excluded		Non-GAAP

Net revenues	$170,685	$—		$170,685
Cost of revenues	81,237	(753)	(1)	80,484
Gross profit	89,448	753		90,201
Gross profit %	52.4%			52.8%

Research, development and engineering	14,901	(978)	(1)	13,923
Selling, general and administrative	38,686	(2,413)	(1)	36,273
Total operating expenses	53,587	(3,391)		50,196
Operating income	35,861	4,144		40,005
Operating income %	21.0%			23.4%

Interest and other income (expense), net	(382)	—		(382)
Income before income taxes	35,479	4,144		39,623
Income tax expense	9,533	1,178	(2)	10,711
Net income	$25,946	$2,966		$28,912

% of net revenues	15.2%			16.9%

Diluted earnings per common share	$0.52			$0.58
Shares used in diluted earnings per share calculations	49,714			49,714

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(2)	Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, tax benefits from the expiration of certain statutes of limitations, and restructuring and other related charges. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP
($ in thousands, except per share data)

	Q111	Q211	Q311	Q411	Q112
Net revenues	$170,685	$158,255	$181,585	$173,077	$175,600
Cost of revenues	80,484	71,519	84,990	80,394	80,871
Gross profit	90,201	86,736	96,595	92,683	94,729
Gross profit %	52.8%	54.8%	53.2%	53.6%	53.9%

Research, development and engineering	13,923	14,213	15,406	15,800	15,959
Selling, general and administrative	36,273	34,191	40,604	42,095	39,359
Gain from litigation settlement	—	—	—	(5,100)	—
Operating expenses	50,196	48,404	56,010	52,795	55,318
Operating income	40,005	38,332	40,585	39,888	39,411
Operating income %	23.4%	24.2%	22.4%	23.0%	22.4%

Income before income taxes	39,623	39,349	40,565	39,217	40,052
Income tax expense	10,711	11,020	7,983	9,681	10,302
Income tax expense as a percent of income before taxes	27.0%	28.0%	19.7%	24.7%	25.7%

Net income	$28,912	$28,329	$32,582	$29,536	$29,750

Diluted earnings per share	$0.58	$0.58	$0.66	$0.60	$0.62
Diluted shares outstanding	49,714	48,524	49,431	49,464	48,060

Net revenues from unaffiliated customers:
Office and Contact Center	$117,580	$117,951	$122,949	$131,992	$130,999
Mobile	38,657	27,581	43,208	28,084	32,164
Gaming and Computer Audio	9,325	8,179	10,544	8,688	7,395
Clarity	5,123	4,544	4,884	4,313	5,042
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600

Net revenues by geographic area from unaffiliated customers:
Domestic	$103,992	$96,100	$104,299	$95,901	$100,291
International	66,693	62,155	77,286	77,176	75,309
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600

Balance Sheet accounts and metrics:
Accounts receivable, net	$96,850	$94,989	$111,514	$103,289	$108,516
Days sales outstanding (DSO)	51	54	55	54	56
Inventory, net	$78,224	$69,845	$64,032	$56,473	$57,697
Inventory turns	4.1	4.1	5.3	5.7	5.6